Exhibit 99.1

Watson Wyatt Worldwide Announces Authorization to Repurchase Shares

ARLINGTON, Va.--(BUSINESS WIRE)--Watson Wyatt Worldwide, Inc. (NYSE, NASDAQ: WW) announced that its board of directors has approved the purchase of up to $100 million of the Company’s class A common stock. This stock repurchase is in addition to the ongoing stock repurchase program initiated by the Company to offset dilution from employee benefit plans, under which 908,534 shares may still be repurchased under previous authorizations. The Company is confident in its ability to sustain strong cash flows and the financial flexibility to continue to execute its current business strategy.

The Company may purchase common stock from time to time through open-market purchases or in privately negotiated transactions. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The amount and timing of any purchases will depend upon a number of factors, including the price and availability of the Company’s shares and general market conditions. No time limit has been placed on the duration of the share repurchase program, and it may be discontinued at any time.

About Watson Wyatt Worldwide

Watson Wyatt (NYSE, NASDAQ: WW) is the trusted business partner to the world’s leading organizations on people and financial issues. The firm’s global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services. Watson Wyatt has 7,000 associates in 32 countries and is located on the Web at www.watsonwyatt.com.

Forward-Looking Statements

Statements in this press release regarding projections and expectations with respect to the Company’s stock repurchases, or of cash flow, financial condition or the Company’s ability to execute its current business strategy, and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to management. Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements. Such factors include but are not limited to the Company’s ability to achieve the anticipated financial results and generate cash flow; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs; the successful integration of the operations of acquired businesses into our own business, processes and systems; the successful exit of the multi-employer retirement business; our ability to maintain client relationships and to attract new clients; declines in demand for our services; outcomes of pending or future litigation and the availability and capacity of professional liability insurance to fund pending or future judgments or settlements; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; our continued ability to achieve cost reductions; foreign currency exchange and interest rate fluctuations; exposure to liabilities of acquired businesses that have not been expressly assumed; general economic and business conditions that adversely affect us or our clients; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of our services; and other factors discussed under "Risk Factors" in the company’s Annual Report on Form 10-K for the year ended June 30, 2007 and filed on August 24, 2007, with the Securities and Exchange Commission. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

CONTACT:
Watson Wyatt
Carl D. Mautz
Chief Financial Officer
703-258-7556